            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------
                                           GIVE THE
                                        SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                NUMBER OF --
-----------------------------------------------------------

       1.  An individual's          The individual
           account.

       2.  Two or more individuals  The actual owner of the
           (joint account)          account or, if combined
                                    funds, any one of the
                                    individual(s)(1)

       3.  Husband and wife (joint  The actual owner of the
           account)                 account or, if joint
                                    funds, either person(1)

       4.  Custodian account of a   The minor(2)
           minor (Uniform Gift to
           Minors Act)

       5.  Account in the name of   The ward, minor or
           guardian or committee    incompetent person(3)
           for a designated ward,
           minor, or incompetent
           person

       6.  a. The usual revocable   The actual owner(1)
              savings trust
              account (grantor is
              also trustee)

           b. So-called trust       The grantor-trustee(1)
           account that is not a
              legal or valid trust
              under State law

       7.  Sole proprietorship      The owner(4)
           account

-----------------------------------------------------------
                                       GIVE THE EMPLOYER
                                        IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                NUMBER OF --
-----------------------------------------------------------

       8.  A valid trust, estate,   The legal entity (Do
           or pension trust         not furnish the
                                    identifying number of
                                    the personal
                                    representative or
                                    trustee unless the
                                    legal entity itself is
                                    not designated in the
                                    account title.)(5)

       9.  Corporate account        The corporation

      10.  Religious, charitable,   The organization
           or educational
           organization account or
           an association, club,
           or other tax-exempt
           organization

      11.  Partnership account      The partnership
           held in the name of the
           business

      12.  A broker or registered   The broker or nominee
           nominee

      13.  Account with the         The public entity
           Department of
           Agriculture in the name
           of a public entity
           (such as a State or
           local government,
           school district, or
           prison) that receives
           agricultural program
           payments

-----------------------------------------------------------------
-----------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's Social Security number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number or Form W-7, Application for International Taxpayer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

  To complete Substitute Form W-9, if you do not have a taxpayer identification number, check the box in Part 3 of the Form. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEE EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

- The United States, or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.

- An international organization or any agency, or instrumentality thereof.

- A dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a).

- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

  Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payment to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

  Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

- Payments described in section 6049(b)(5) to non-resident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

  Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.-- If you fail to include a portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure unless it is shown that you acted with reasonable cause and in good faith.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.